Exhibit 26 (n)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-6 of our report dated April 17, 2020, relating to the financial statements of WRL Series Life Account G and our report dated April 27, 2020, relating to the financial statements of Transamerica Life Insurance Company and our report dated April 20, 2020 relating to the financial statements of Transamerica Premier Life Insurance Company, which appear in WRL Series Life Account G’s Registration Statement on Form N-6 (No. 333-249192). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in WRL Series Life Account G’s Registration Statement on Form N-6 (No. 333-249192).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 2, 2020